EXHIBIT 24.0

POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of The Ryland Group, Inc., a Maryland corporation, constitute and appoint Timothy J. Geckle and Robert J. Cunnion, III, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either of them, to sign for the undersigned in their respective names as directors and officers of The Ryland Group, Inc., its Registration Statement on Form S-8, and any amendment (including post-effective amendments) or supplement thereto, relating to the offer and sale of common stock of the Corporation pursuant to the 2002 Equity Incentive Plan and to sign for the undersigned in their respective names as directors and officers of The Ryland Group, Inc., its Post-Effective Amendment No. 1 to Form S-8 for the 1992 Equity Incentive Plan relating to the deregistration of shares thereunder, to be filed with the Securities and Exchange Commission under the Securities Act of 1933. We hereby confirm all acts taken by such agents and attorneys-in-fact, or each of them, as herein authorized.

Signature	Title	Date

/s/ R. Chad Dreier	Chairman of the Board, President and	September 27, 2002
R. Chad Dreier	Chief Executive Officer
(Principal Executive Officer)

/s/ Gordon A. Milne	Senior Vice President and	September 27, 2002
Gordon A. Milne	Chief Financial Officer
(Principal Financial Officer)

/s/ David L. Fristoe	Senior Vice President, Controller and	September 27, 2002
David L. Fristoe	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Leslie M. Frécon	Director	September 27, 2002
Leslie M. Frécon

/s/ William L. Jews	Director	September 27, 2002
William L. Jews

/s/ Roland A. Hernandez	Director	September 27, 2002
Roland A. Hernandez

/s/ William G. Kagler	Director	September 27, 2002
William G. Kagler

/s/ Ned Mansour	Director	September 27, 2002
Ned Mansour

/s/ Robert E. Mellor	Director	September 27, 2002
Robert E. Mellor

/s/ Norman J. Metcalfe	Director	September 27, 2002
Norman J. Metcalfe

/s/ Charlotte St. Martin	Director	September 27, 2002
Charlotte St. Martin

/s/ Paul J. Varello	Director	September 27, 2002
Paul J. Varello

/s/ John O. Wilson	Director	September 27, 2002
John O. Wilson